| We shop. You save. 1st Quarter Fiscal 2026 Earnings Presentation November 6, 2025 Exhibit 99.2

| We shop. You save. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost- effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation and tariffs; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; existing or potential litigation and other legal proceedings or inquiries, including the Department of Justice action alleging violations of the federal False Claims Act; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, contractual reimbursement rates, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the "Annual Report") and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. No Offer or Solicitation; Further Information This presentation is for informational purposes only and is not an offer to sell with respect to any securities. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in the Annual Report and subsequent quarterly reports. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this presentation Adjusted EBITDA, which, when presented on a consolidated basis, is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income (loss) plus interest expense, income taxes, depreciation and amortization, changes in fair value of warrant liabilities, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this presentation Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. For further discussion regarding this non-GAAP measures, please see today’s press release. A reconciliation of the differences between Adjusted EBITDA and its most directly comparable GAAP financial measure, net income (loss), is set forth below on slide 13. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable GAAP measure without unreasonable effort because it is not possible to predict certain items included in the calculation of such GAAP measure, including the fair value of outstanding warrants to purchase shares of the Company's common stock. The unavailable information could have a significant impact on the Company's GAAP financial results. Disclaimer 2

1Q Earnings Highlights

- **Consolidated**
  - **Strong revenue growth** of 13% year-over-year, driven by Healthcare Services
  - Adjusted EBITDA* of $(32) million, compared to $(25) to $(30) million guided range provided on 4Q fiscal 2025 earnings call
  - Year-over-year EBITDA decline driven by **new SEP dynamics and AEP investments** was anticipated

- **Senior**
  - **Elevated levels of plan disruption** fueling **robust consumer engagement** this AEP season
  - 1Q results **in line with expectations** given aforementioned year-over-year factors
  - New agent class trained and ramping

- **Healthcare Services**
  - Revenue increased 3% quarter-over-quarter and **42% year-over-year**
  - Well positioned to capitalize on the 2025 AEP\OEP enrollment season and still anticipate full year **revenue growth in excess of 20%**
  - Drug margin pressure creating 1Q and 2Q headwind to divisional Adjusted EBITDA with **rebound anticipated in second half of FY26**

*See "Non-GAAP Financial Measures" section on slide 2

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| We shop. You save. • Market backdrop conducive to robust customer engagement • Strong tenured agent mix • New agents trained and ramping • Proactive outreach efforts to help beneficiaries understand plan changes • Re-shopping beneficiaries when appropriate • Goal to exceed last year's recapture results Elevated beneficiary disruption as carriers continue to prioritize MA margins over growth Market Backdrop Well Prepared to Benefit from Another Dynamic AEP 4 Agile Sales Function Focus on Retention Policy Terminations Growth AreasContinued Disruption Plan terms and benefit curtailment elevated again this year Growth focus areas include HMOs, SNPs and Geo-specific

SelectRx Adds Clinical Value and Improves Health Outcomes

Improved Medicare Advantage Retention	Improved Medication Adherence[1]	Reduced Hospitalizations[2]
5 - 15%	**~10%**	**~20%**
Improvement in 90-day MA active rates when active on SelectRx	Increase in adherence based on Adherence for All program	Reduction in inpatient hospital days for patients using SelectRx

(1) Self-Reported based on third-party healthcare information exchange using internal fill data consistent with the methodology used by CMS for Star Ratings

(2) Self-Reported based on third-party healthcare information exchange and SelectRx start date

SELECTQUOTE | We shop. You save.

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| We shop. You save. $(2) $(32) 1Q25 1Q26 $292 $329 1Q25 1Q26 Revenue $MM Adjusted EBITDA* $MM Consolidated Financial Summary *See "Non-GAAP Financial Measures" section on slide 2 6 vs guidance of $(25) to $(30)m • Double-digit revenue growth driven by continued strength in Healthcare Services • Original forecast of $(25) – (30) million in Adjusted EBITDA* • New SEP eligibility guidelines complicate year-over-year comparisons • Increased headcount investment in Senior and Healthcare Services to ramp for AEP year-over-year Commentary

| We shop. You save. $93 $59 1Q25 1Q26 Revenue $MM Adjusted EBITDA $MM Senior Financial Summary $8 $(21) 1Q25 1Q26 7 • SEP eligibility impacts to close rates and policy volume • Strong tenured agent retention and tenure mix • >300% increase in new agent hires year-over-year to support AEP and OEP seasons Commentary

| We shop. You save. SELECTRX Members 87 97 106 108 107 1Q25 2Q25 3Q25 4Q25 1Q26 0 20 40 60 80 100 120 Revenue & Adjusted EBITDA $MM $5 $2 $6 $12 $7 $156 $183 $190 $214 $221 1Q25 2Q25 3Q25 4Q25 1Q26 Healthcare Services KPIs REVENUE ADJUSTED EBITDA 8

| We shop. You save. $6 $6 1Q25 1Q26 $39 $47 1Q25 1Q26 Life Financial Summary 9 Adjusted EBITDA $MM • Strong operational quarter for Term Life • Shifted Senior agents to Life division during a slower SEP period • Business continues to be a source of consistent, sustainable profit and cash flow Commentary Revenue $MM

| We shop. You save. Supplemental Information 10

| We shop. You save. 1Q FY 2026 (in thousands) Senior Healthcare Services Life Total Total revenue from reportable segments $ 58,996 $ 221,351 $ 46,647 $ 326,994 Less: Cost of commissions and other services revenue (41,897) (6,301) (17,979) Cost of goods sold - pharmacy revenue — (191,398) — Marketing expense (37,630) (2,389) (22,760) Technical development — (438) — Selling, general, and administrative (505) (13,613) (338) Adjusted Segment EBITDA $ (21,036) $ 7,212 $ 5,570 $ (8,254) Reconciliation of total segment Adjusted EBITDA All other Adjusted EBITDA 1,888 Corporate (25,713) Share-based compensation expense (4,327) Transaction costs (185) Depreciation and amortization (4,300) Change in fair value of warrants 15,036 Interest expense, net (11,808) Income before income tax expense (benefit) $ (37,663) 11 Adjusted EBITDA to Loss before income tax expense (benefit) Reconciliation by Segment

| We shop. You save. 1Q FY 2025 (in thousands) Senior Healthcare Services Life Total Total revenue from reportable segments $ 92,908 $ 155,739 $ 39,290 $ 287,937 Less: Cost of commissions and other services revenue (41,127) (5,879) (14,572) Cost of goods sold - pharmacy revenue — (128,366) — Marketing expense (43,378) (2,247) (18,496) Technical development — (608) — Selling, general, and administrative (679) (13,761) (262) Adjusted Segment EBITDA $ 7,724 $ 4,878 $ 5,960 $ 18,562 Reconciliation of total segment Adjusted EBITDA All other Adjusted EBITDA 3,797 Corporate (24,042) Share-based compensation expense (3,846) Transaction costs (826) Depreciation and amortization (5,599) Loss on disposal of property, equipment, and software, net (35) Interest expense, net (23,031) Loss before income tax expense (benefit) $ (35,020) 12 Adjusted EBITDA to Loss before income tax expense (benefit) Reconciliation by Segment

| We shop. You save. 1Q FY (in thousands) 2026 2025 Net loss $ (30,459) $ (44,546) Share-based compensation expense 4,327 3,846 Transaction costs 185 826 Depreciation and amortization 4,300 5,599 Loss on disposal of property, equipment, and software, net — 35 Change in fair value of warrants (15,036) — Interest expense, net 11,808 23,031 Income tax expense (benefit) (7,204) 9,526 Adjusted EBITDA $ (32,079) $ (1,683) 13 Reconciliation of Non-GAAP Measure Reconciliation of Net loss to Adjusted EBITDA

| We shop. You save. SelectQuote Inc. 6800 West 115th Street Suite 2511 Overland Park, Kansas 66211 Phone: (877) 678-4086 Investor Relations investorrelations@selectquote.com 14